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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Talmer Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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TALMER BANCORP, INC.
2301 West Big Beaver Road, Suite 525
Troy, Michigan 48084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2014

Dear Shareholder,

        I cordially invite you to attend the annual meeting of shareholders of Talmer Bancorp, Inc., the holding company of Talmer Bank and Trust and Talmer West Bank, to be held on Monday, June 9, 2014, at 5:00 p.m., Eastern Time, at Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan 48084 for the following purposes:

  1)
  to elect 15 directors to our board of directors each to serve until the annual meeting of shareholders to be held in 2015 or until that person's successor is duly elected and qualified;

  2)
  to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014;

  3)
  to approve the Talmer Bancorp, Inc. Annual Incentive Plan, including for purposes of satisfying the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

  4)
  to transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

        The board of directors set the close of business on April 21, 2014 as the record date to determine the shareholders who are entitled to vote at the annual meeting. The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to attend the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement.

        Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting. This year, we are taking advantage of the rules of the SEC that allow us to furnish our proxy materials over the Internet. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials over the Internet, rather than mailing a full paper set of the materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper or email copy of the proxy materials. This process will reduce our costs to print and distribute our proxy materials.

        Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. If you request to receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the Internet, you help us reduce postage and proxy tabulation costs.

        Your vote is important, and I appreciate the time and consideration that I am sure you will give it.

On behalf of the board of directors,
David T. Provost President and Chief Executive Officer

April 28, 2014

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
OF TALMER BANCORP, INC.
TO BE HELD ON JUNE 9, 2014

VOTING PROCEDURES

Who is asking for my vote?

        The board of directors of Talmer Bancorp, Inc. (the "Company") is soliciting the enclosed proxy for use at the annual meeting of shareholders to be held on Monday, June 9, 2014, at 5:00 p.m., Eastern Time, at Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan 48084. If the meeting is adjourned, we may also use the proxy at any later meetings for the purposes stated in the notice of annual meeting. Unless the context indicates otherwise, all references to "we," "us" and "our" in this proxy statement refer to Talmer Bancorp, Inc. and our wholly-owned subsidiary banks, Talmer Bank and Trust ("Talmer Bank") and Talmer West Bank.

What items will be voted on at the annual meeting?

        Three matters are scheduled for a vote:

  •
  the election of 15 directors each to serve until the annual meeting of shareholders to be held in 2015 or until that person's successor is duly elected and qualified;

  •
  the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014; and

  •
  to approve the Talmer Bancorp, Inc. Annual Incentive Plan, including for purposes of satisfying the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting.

How do your directors recommend that shareholders vote?

        The directors recommend that you vote:

  •
  FOR the election of the 15 director nominees each to serve until the annual meeting of shareholders to be held in 2015 or until that person's successor is duly elected and qualified;

  •
  FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014; and

  •
  FOR the approval of the Talmer Bancorp, Inc. Annual Incentive Plan, including for purposes of satisfying the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Who is eligible to vote?

        Shareholders of record at the close of business on April 21, 2014 are entitled to be present and to vote at the annual meeting or any adjourned meeting. We anticipate that the Notice of Internet Availability of Proxy Materials will first be sent to shareholders on or about April 28, 2014. The proxy statement and the form of proxy relating to the annual meeting are first being made available to shareholders on or about April 28, 2014.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

        This year, pursuant to the SEC "Notice and Access" rules, we are furnishing our proxy materials to our shareholders over the Internet instead of mailing each of our shareholders paper copies of those materials. As a result, we will send our shareholders by mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of Class A common stock. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed or email copy of the proxy materials, please follow the instructions included in the Notice. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice.

        If you own shares of Class A common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your shares of Class A common stock, please follow each of the separate proxy voting instructions that you received for your shares of Class A common stock held in each of your different accounts.

What are the rules for voting?

        As of the record date, we had 69,977,858 shares of Class A common stock outstanding and entitled to vote at the annual meeting. Each share of our Class A common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of Class A common stock vote as a single class.

        If you hold shares in your own name, you may vote by selecting any of the following options:

  •
  By Internet:  Go to www.voteproxy.com and follow the on-screen instructions.

  •
  By Mail:  If you request printed copies of the proxy materials to be sent to you by mail, complete the proxy card, date and sign it, and return it in the postage-paid envelope provided.

  •
  Vote in Person:  You may choose to vote in person at the meeting. We will distribute written ballots to any shareholder of record who wishes to vote at the meeting.

        If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in "street name," and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker's proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

        Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company, LLC.

        As of the date of this proxy statement, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the board of directors on any of the following matters:

  •
  any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our shareholders; and

  •
  matters incident to the conduct of the meeting.

        Holders of a majority of our outstanding shares of Class A common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes "for" or "against" and all votes to "abstain" will be counted.

        If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers' unvoted shares on certain "routine" matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 2—the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014 but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

        When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as "broker non-votes." Shares represented by broker non-votes will be counted in determining whether there is a quorum.

        Each share of our Class A common stock entitles the holder to one vote on all matters voted on at the meeting. Provided a quorum is present, our directors will be elected by plurality. This means that the 15 nominees who receive the largest number of "for" votes cast will be elected as directors. Shareholders do not have cumulative voting rights.

        Provided a quorum is present, the affirmative vote by a majority of the votes cast in person or by proxy will be required for all other matters to be approved at the annual meeting other than the election of directors. Abstentions will not constitute a vote "for" or "against" any matter being voted on at the annual meeting and will not be counted as "votes cast" on any matter. As a result, abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

How can I revoke my proxy?

        If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing, dating and returning another proxy with a later date;

  •
  submitting a proxy via the Internet with a later date; or

  •
  voting in person at the meeting.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

How will we solicit proxies, and who will pay for the cost of the solicitation?

        We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

How can a shareholder propose business to be brought before next year's annual meeting?

        We must receive any shareholder proposals intended to be presented at our 2015 annual meeting of shareholders on or before December 29, 2014, for a proposal to be eligible to be included in the proxy statement and form of proxy to be distributed by the board of directors for that meeting.

        Any shareholder proposal intended to be presented from the floor at our 2015 annual meeting of shareholders must comply with the advance notice provisions and other requirements of our bylaws and be delivered not less than 60 days and not more than 90 days prior to the first anniversary of the date of this year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to the anniversary of this year's annual meeting or delayed by more than 30 days after such anniversary date, such notice of a shareholder proposal must be received by the Company no later than 60 days prior to the date of the 2015 annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of annual meeting is first made by the Company. The shareholder notice must be delivered to Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary. The shareholder notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting:

  (1)
  a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the articles of incorporation or bylaws of the Company, the language of the proposed amendment;

  (2)
  the name and address of the shareholder proposing such business;

  (3)
  a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and of the number of shares beneficially owned by such shareholder (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended), and that the shareholder intends to appear in person or by proxy at the meeting to propose such business;

  (4)
  any material interest of the shareholder in such business; and

  (5)
  a representation as to whether or not the shareholder will solicit proxies in support of his proposal.

        For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting shareholder proposals, shareholders should refer to the Company's Third Amended and Restated Bylaws.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our bylaws provide for a board of directors consisting of not fewer than three nor more than 20 individuals with the exact number to be fixed by the board of directors. The board of directors has fixed the number of directors constituting the entire board at 15.

        If elected, all nominees shall serve for a term commencing on the date of the annual meeting and continuing until the 2015 annual meeting of shareholders or until each person's successor is duly elected and qualified. Each nominee has agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees.

        Under the Stock Subscription Agreement entered into between the Company and WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (the "WL Ross Funds") dated March 29, 2010, as amended, the WL Ross Funds have the right to designate one representative to the Company's and Talmer Bank's boards of directors. The WL Ross Funds' nominating right will terminate at such time as the WL Ross Funds and their affiliates collectively own less than 2,120,255 shares of our Class A common stock, or 25% of the original number of shares of Class A common stock purchased by the WL Ross Funds in our April 30, 2010 private placement. In addition, the WL Ross Funds have the right to appoint one non-voting observer to attend all meetings of the Company's and Talmer Bank's boards of directors until such time as the WL Ross Funds have sold 4,240,511 shares of our Class A common stock, or 50% of the original number of shares purchased by the WL Ross Funds in our April 30, 2010 private placement. The WL Ross Funds nominee to our board of directors is Wilbur Ross, Jr.

        Information about each of the director nominees is provided below. Each director is currently a director of the Company and Talmer Bank and five directors also serve as directors of Talmer West Bank.

Biographical Information for Each Nominee for Director

        Max Berlin, age 43, has been a director of the Company and Talmer Bank since April 2010. Mr. Berlin is currently a managing director at M & E Financial, LLC. Before that, Mr. Berlin was the President and Chief Executive Officer of MeasureComp LLC, a leading floor covering computerized measuring system, from 1998 until the business was sold to the Home Depot, Inc., in May 2012. Mr. Berlin serves on the board of directors of Orthodox Union, New York. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. and Providence Hospital, Southfield. Mr. Berlin's experience as the president and chief executive officer of a successful business offers the board management experience, leadership capabilities, financial knowledge and business acumen.

        Donald Coleman, age 62, has been a director of the Company and Talmer Bank since April 2010. Mr. Coleman has been the Chairman and Chief Executive Officer of GlobalHue, the nation's largest minority-owned, full-service marketing communications agency, since 1988. He has also served as Chief Executive Officer of MultiConnect Marketing, a public relations, community relations and cause marketing firm, since 2005. Mr. Coleman is a former director of The PrivateBank—Michigan, a subsidiary of PrivateBancorp, Inc. Mr. Coleman's managerial and business experience provides us with a unique insight into our sales and marketing activities.

        Gary Collins, age 55, has been a director of the Company and Talmer Bank since April 2010 and a Vice Chairman of the Company and Talmer Bank since March 2011. Upon our acquisition of Talmer West Bank, Mr. Collins was appointed to serve as Chief Executive Officer and President and as a director of Talmer West Bank. Mr. Collins has over 30 years of banking experience in the Chicago and Midwest markets where he most recently served as Chairman and Co-Chief Executive Officer of Lake

Shore Wisconsin Corporation from 2010 until 2011, before joining the Company. Before joining Lakeshore Wisconsin Corporation, Mr. Collins was a founding Managing Director and also served as Vice Chairman of the Private Bank—Chicago from 1991 until 2009. During his 18 year tenure, The Private Bank and Trust Company—Chicago grew to $4.5 billion in assets. Mr. Collins brings to our board valuable and extensive banking experience gained from managing and overseeing a broad range of operations, including mortgage and retail banking during his tenure at Lake Shore Wisconsin Corporation and The PrivateBank and Trust Company. His experience in leadership roles and activities at both organizations qualifies him to serve on our board.

        Jennifer Granholm, age 55, has been a director of the Company and Talmer Bank since August 2013. Ms. Granholm has more than 25 years of experience in leadership positions and public service, including serving as the Attorney General of the State of Michigan from 1999 until 2003, and as Governor of the State of Michigan from 2003 until 2011. Ms. Granholm is currently a Distinguished Practitioner of Law and Public Policy at the University of California Berkeley, a position she has held since 2011. She is also a national speaker on governing, women, energy, education and health care for Keppler Speakers Bureau. She is a former contributor on NBC's Meet the Press and a Columnist for Politico, and from November 2011 until February 2013, she was a political talk show host on Current TV, a nightly prime time talk show. She serves on the Board of Directors for Fincantieri/Marinette Marine shipbuilding. Ms. Granholm served on the Board of Directors for Dow Chemical Company and a Senior Advisor on Energy for the Pew Charitable Trusts in 2011. Ms. Granholm's substantial executive leadership experience and public service, particularly in the State of Michigan, is a valuable asset to the board.

        Paul Hodges, III, age 59, has been a director of the Company and Talmer Bank since April 2010. Mr. Hodges is the Chief Executive Officer of Yottabyte, LLC, a cloud technology platform provider. Mr. Hodges is the former President and Chief Executive Officer of Codespear LLC, an interoperable communications company, which he sold in January 2007. Mr. Hodges has more than 25 years of high-tech experience, specializing in the areas of enterprise computing, networks and integration services. He was previously the President and Chief Executive Officer of Bloomfield Computer Systems, Hewlett Packard's largest Channel Partner in North America. Mr. Hodges has extensive experience as a successful business owner and also provides the board with expertise in matters relating to technology.

        Ronald Klein, age 55, has been a director of the Company and Talmer Bank since April 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Klein was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Mr. Klein has served as a director and Chief Executive Officer of Origen Financial, Inc. and its predecessor since February 1999. Origen Financial, Inc. is a REIT that originated and serviced manufactured home loans until 2008, after which it has managed its securitized loan portfolio. Mr. Klein is also actively involved with several closely-held companies in the real estate industry and the technology industry. He is a graduate of the University of Michigan Law School. Mr. Klein's financial acumen and his professional experience in the real estate industry are valuable assets to the board.

        David Leitch, age 53, has been a director of the Company and Talmer Bank since January 2011. Mr. Leitch has served as General Counsel and Group Vice President of Ford Motor Company since April 2005, where he leads the company's litigation, tax, corporate and intellectual property efforts and is also responsible for the company's General Auditor's Office. Before joining Ford, Mr. Leitch served in the White House as Deputy Counsel to President George W. Bush. From June 2001 through December 2002, Mr. Leitch served as Chief Counsel for the Federal Aviation Administration. He is also a past deputy assistant attorney general in the U.S. Department of Justice, Office of Legal Counsel. From 2006 through 2012, he was Chair of the Supreme Court Fellows Commission. Mr. Leitch also serves on the board of directors of the National Chamber Litigation Center. Mr. Leitch's professional experience as an attorney provides the board with legal insight, and his strong analytical skills are helpful to the board's ability to manage the affairs of a highly regulated company.

        Barbara Mahone, age 67, has been a director of the Company and Talmer Bank since March 2013. Ms. Mahone has more than 30 years of experience in executive leadership positions providing human resources skills with emphasis on domestic and global human resource strategies. Ms. Mahone retired from General Motors in 2008 as Executive Director, Human Resources, after 38 years of service. Ms. Mahone currently serves on the Board of Directors for William Beaumont Health System where she is the Chair of the Organization and Compensation Committee. She also serves on the Walsh College Board of Trustees, the Shiloh Community Restoration Foundation Board and the Bizdom Board. Ms. Mahone also served on the Board of Directors of Charter One Bank from 2002 until 2004. She has leadership experience with the U.S. Government as an appointee of President Ronald Reagan as Chair of the Federal Labor Relations Authority from 1983 until 1984, a position that requires confirmation from the U.S. Senate. Ms. Mahone's executive level experience in human resources, together with her experience serving as a director with several companies, are valuable assets to the board.

        Robert Naftaly, age 75, has been a director of the Company and Talmer Bank since April 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Naftaly was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Mr. Naftaly is retired as President and Chief Executive Officer of PPOM, an independent operating subsidiary of Blue Cross Blue Shield of Michigan, and as Executive Vice President and Chief Operating Officer of BCBS of Michigan. Before that, Mr. Naftaly served as Vice President and General Auditor of the Detroit Edison Company, and was also the Director of Management and Budget for the State of Michigan. He was a managing partner and founder of Geller & Naftaly, Herbach and Shapiro, a certified public accounting firm. Mr. Naftaly also serves on the board of directors for Sun Communities Inc., and Meadowbrook Insurance Group, Inc. He is also a member of the State of Michigan Tax Commission, and he chairs the UAW Retiree Medical Trust VEBA. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. Mr. Naftaly's expertise in financial and accounting matters for complex organizations provides a valuable resource to the board.

        Albert Papa, age 62, has been a director of the Company and Talmer Bank since April 2010. Mr. Papa has been the Chairman and Chief Executive Officer of Cambridge Consulting Group, one of Michigan's largest privately-held insurance, benefits, and financial services firms with offices in Michigan and New York, since 1985. Mr. Papa focuses much of his time in working with affluent families in developing estate tax reduction and estate tax payment strategies. He also serves as a consultant for a Fortune Global 50 insurance company as well as providing consulting services to financial services and insurance agencies throughout the United States. Mr. Papa is a long-time and active member of the Advanced Association of Life Underwriters and the Oakland County Estate Planning Council. He also sits on the Board of Directors of EARC, a reinsurance company. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. Mr. Papa's expertise in financial and accounting matters as well as his extensive business experience provides the board insight and a unique knowledge of our target customers.

        David Provost, age 60, was appointed Chief Executive Officer of Talmer Bank in early 2008. He has served as Chief Executive Officer, President and a director of the Company, and as President and Chairman of Talmer Bank since December 2009. Upon our acquisitions of First Place Bank, Mr. Provost was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014. Before joining us, Mr. Provost served as Chairman and Chief Executive Officer of The PrivateBank—Michigan, which at that time was a subsidiary of Chicago based PrivateBancorp, Inc. Mr. Provost also served as President and Chief Executive Officer of Bloomfield Hills Bancorp, and Chairman and Chief Executive Officer of The Private Bank. Before his leadership role at The PrivateBank, Mr. Provost served 13 years in various capacities at Manufacturers National Bank of Detroit and Manufacturers National Bank of Novi, now known as Comerica Bank. Mr. Provost serves as a member of the Board of Directors and Chairman of the Audit Committee for Plastipak Holdings, Inc. and its subsidiaries. From 2010 until 2011, he served on the Board of Directors of Empire American Realty Trust, Inc., now Independence Realty Trust, Inc. Mr. Provost has extensive banking experience and has been an integral part of the daily operations since 2008. His breadth of experience, institutional knowledge of the company, and leadership skills are critical assets to the board.

        Wilbur Ross, Jr., age 76, has been a director of the Company and Talmer Bank since April 2010. Mr. Ross is an acknowledged industry leader in bankruptcy, restructuring and privatization services, and is one of the leading investors in bankruptcies and out-of-court restructurings. Mr. Ross has been the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a private equity firm, since 2007. Mr. Ross has assisted in restructuring more than $400 billion of corporate liabilities. Mr. Ross is currently a member of the board of directors of a number of companies including: ArcelorMittal, a steel company; Air Lease Corporation, an aircraft leasing company; Assured Guaranty Ltd., a company that provides credit protection products; BankUnited, Inc., a bank holding company headquartered in Florida; The Governor and Company of the Bank of Ireland, a commercial bank operation in Ireland; EXCO Resources Inc., an oil and natural gas company; International Textile Group, Inc., a global, diversified textile provider; Navigator Holdings Ltd., a provider of international seaborne transportation services; Ocwen Financial Corporation, a mortgage servicing company; Plascar Participacoes SA, a manufacturer of automotive interiors; and Sun Bancorp, a bank holding company headquartered in New Jersey. Mr. Ross's experience as both an investor in and as a member of boards of directors of several businesses qualifies him to serve on our board. His experience helps us to manage both growth and risk in our existing business.

        Thomas Schellenberg, age 67, has been a director of the Company and Talmer Bank since April 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Schellenberg was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Mr. Schellenberg has been a licensed certified public accountant for over 38 years and licensed attorney for 40 years. He was employed by Touche Ross & Co. (now Deloitte) for almost nine years and served as bank tax expert and tax manager for the Detroit, Michigan office prior to forming his own CPA firm in 1981. Since 1989, he has been President of the tax and business consulting firm of Schellenberg & Associates, P.C., which sold its name, operating assets and client base to Metzler Locricchio Serra & Co. P.C., a certified public accounting firm, in 2012. Mr. Schellenberg is now a principal with Metzler Locricchio Serra & Co. P.C. and is President of Schell-Young Investments, Inc. Mr. Schellenberg serves on the board of directors of Plastipak Holdings, Inc. and its subsidiaries. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. Mr. Schellenberg's experience as a licensed certified public accountant offers the board financial acumen and analytical skills to help us manage our growth and risk in the existing business.

        Gary Torgow, age 57, has been Chairman of the Company and the Board of Directors of the Company since December 2009. Mr. Torgow has also served Talmer Bank in an executive capacity since January 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Torgow was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Before joining our company, he served as the founder and Chairman of the Sterling Group, a Michigan-based real estate, development, investment and management company that has acquired, developed and operated a number of landmark properties and businesses in Southeast Michigan. Mr. Torgow was also a former Board member of the Bank of Bloomfield Hills and the Michigan Board of The PrivateBank. Mr. Torgow serves on the board and audit committees of Jackson National Life Insurance of New York, on the board and finance committee of Blue Cross Blue Shield of Michigan, and on the boards of Henry Ford Health Systems Foundation, Wayne State University Foundation and the Community Foundation of Southeastern

Michigan. From 2010 until 2011, he served on the Board of Directors of Empire American Realty Trust, Inc., now Independence Realty Trust, Inc. He is also a member of the Michigan Bar Association and earned his Juris Doctor Degree at Wayne State University. Mr. Torgow's extensive experience in banking, business and real estate related endeavors is a valuable asset to the board and provides a unique knowledge of the markets in which we operate.

        Arthur Weiss, age 65, has been a director of the Company and Talmer Bank since May 2007. Mr. Weiss is a shareholder and Chairman of the Board of Directors of the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, where he has practiced law since 1976. He represents business owners, professionals, corporate executives and corporations with stock and asset sales, debt restructurings, financings, mergers and acquisitions and all aspects of taxation. Mr. Weiss has served on the board of directors of Sun Communities, Inc., a publicly traded REIT that owns and operates manufactured housing communities, since 1996. He was recently appointed to the board of USMM, LLC, a majority owned subsidiary of Centene Corporation, a publicly traded company. Mr. Weiss also serves as a board member on a number of non-profit private foundations and public charities, and he is an executive officer of the Detroit Symphony Orchestra, Inc. Mr. Weiss's over 35 years of legal experience provides our board not only with legal insight but also a unique perspective of the markets in which we operate.

The board of directors recommends a vote FOR each of the above nominees.

Biographical Information for Executive Officers

        Our executive officers are:

Name	Position
David Provost	Chief Executive Officer, President and Director of the Company and Talmer Bank
Gary Torgow	Chairman of the Company and the Board of Directors
Dennis Klaeser	Chief Financial Officer and Executive Managing Director of the Company and Talmer Bank
Gary Collins	Vice Chairman and Director of the Company and Talmer Bank and Chief Executive Officer and President of Talmer West Bank
Thomas Shafer	Vice Chairman of the Company and Talmer Bank
Bradley Adams	Executive Managing Director—Corporate Development of the Company and Talmer Bank
Gregory Bixby	Executive Managing Director and Chief Information Officer of the Company and Talmer Bank
Clarissa Chartier	Executive Managing Director and Chief Credit Officer of Talmer Bank and Talmer West Bank
James Dunn	Executive Managing Director and Chief Legal Counsel of Talmer Bank and Secretary of the Company
Kathleen Wendt	Executive Managing Director and Chief Accounting Officer of the Company and Talmer Bank

        Because each of Mr. Provost, Mr. Torgow and Mr. Collins also serves on our board of directors, we have provided biographical information for them above. Biographical information for each of Mr. Klaeser, Mr. Shafer, Mr. Adams, Mr. Bixby, Ms. Chartier, Mr. Dunn and Ms. Wendt is provided below:

        Dennis Klaeser, age 56, has served as our Chief Financial Officer and an Executive Managing Director since May 2010. Upon our acquisition of First Place Bank, Mr. Klaeser was appointed to serve as Chief Financial Officer and as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014. Before joining us, Mr. Klaeser was a senior Midwest bank analyst with Raymond James from April 2009 to May 2010. From 2003 until 2009, he was Chief Financial Officer of PrivateBancorp, Inc., where he was responsible for financial and accounting functions as well as strategic planning, capital markets, SEC, regulatory and board reporting, Sarbanes-Oxley, and investor relations. From 2000 through 2002, Mr. Klaeser was Managing Director and Head of the Financial Institutions Group for Anderson Corporate Finance, a division of Arthur Andersen, where he was responsible for advising financial institutions on complex merger and acquisition transactions, restructuring, and divestures. Mr. Klaeser also spent seven years as an investment banker and was head of the Financial Institutions Group at EVEREN Securities, which was acquired by First Union Securities. During his career, Mr. Klaeser has managed more than 40 merger and acquisition and capital transactions for financial institutions.

        Thomas Shafer, age 55, joined Talmer Bank in May 2010 and has served as a Vice Chairman of the Company since 2011. Upon our acquisition of First Place Bank, Mr. Shafer was appointed to serve as Chief Executive Officer and President and as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014. Before joining Talmer Bank, Mr. Shafer held various executive level positions with the Citizens Republic Bancorp over a 16 year period, most recently as Executive Vice President, Specialty Banking, which included all large credit exposure clients, healthcare banking, treasury services and trade finances. Previous roles with the Citizens Republic Bancorp included Executive Vice President, Regional Banking, where he managed all of the bank's regions in their four-state footprint in 2009, and the East Michigan region in 2008, Executive Vice President of Commercial Banking, Chief Credit Officer and Regional President, Southeast Michigan, where he led the bank's initiative to enter Michigan's largest market. During his tenure with Citizens Republic Bancorp, he was materially involved in the due diligence, purchase and integration of ten Midwest financial institutions. Before joining Citizens Republic Bancorp, he held numerous positions with Michigan National Bank primarily in Southeast Michigan.

        Bradley Adams, age 40, joined Talmer Bank in December 2010 and has served as an Executive Managing Director of the Company since 2011. Mr. Adams has over 15 years of banking and management experience including merger and acquisition analysis, financial reporting and credit underwriting. He is responsible for our corporate development activities including merger and valuation analysis and management of internal financial reporting. Mr. Adams served as a consultant on acquisition related matters for Talmer Bank in the year prior to joining Talmer Bank. From 2008 to 2010, Mr. Adams served as Manager of Mergers and Acquisitions for Atlantic Bank & Trust, a community bank pursuing private capital for an acquisition driven growth strategy. From 2006 to 2008, Mr. Adams served as a Managing Director for W2 Freedom, LLC, a private investment fund manager focused on investing in community banks, where he was responsible for conducting financial analysis of potential investment opportunities. Mr. Adams is the former Director of Investor Relations for Fifth Third Bancorp, a $100 billion plus Midwest-based financial institution.

        Gregory Bixby, age 48, joined Talmer Bank in May 2011 as Chief Information Officer and Executive Managing Director. He was also appointed as Chief Operating Officer of First Place Bank in May 2013, until it was merged with and into Talmer Bank on February 10, 2014. Mr. Bixby has over 25 years of experience in technology and operations. He previously served as Chief Information Officer for Capitol Bancorp Ltd. from 2007 through 2011, where he provided strategic oversight of the operations and technology group and was responsible for redesigning and improving the company's technology operations to provide applications appropriate for the size, scale and complexity of the organization. Before that, Mr. Bixby served as Senior Vice President and Chief Information Officer for Republic Bancorp Inc. from 1997 through 2007, and Vice President of Information Technology for Republic Bancorp Mortgage Inc. from 1993 through 1996. In addition to banking, Mr. Bixby has held information technology related positions in a variety of other industries including legal, steel manufacturing and training.

        Clarissa Chartier, age 54, joined Talmer Bank in April 2011 and currently serves as Chief Credit Officer and Executive Managing Director. Upon our acquisition of Talmer West Bank, Ms. Chartier was appointed to serve as Chief Credit Officer of Talmer West Bank. Before joining Talmer Bank, Ms. Chartier held various executive level positions at Citizens Republic Bancorp over an eight year period, most recently as Regional President of Southeastern Michigan and Ohio, where she was responsible for commercial, retail and specialty lending, including trade finance. Before joining Citizens Republic Bancorp, Ms. Chartier worked for 19 years at First Chicago/NBD Bank (now Chase Bank) in various commercial management positions with particular experience in large corporate and middle market commercial lending.

        James Dunn, age 54, joined Talmer Bank in May 2008 and currently serves as Chief Legal Counsel and Executive Managing Director. He also serves as Secretary of the Company. Mr. Dunn previously served as our Chief Credit Officer. From 2005 to 2008, Mr. Dunn served as a Managing Director of The PrivateBank—Michigan, a subsidiary of PrivateBancorp, Inc., and was responsible for commercial and consumer loan documentation, lending compliance, collection and litigation, and general legal counsel consultation. Before his employment at The PrivateBank—Michigan, he was a shareholder and partner at the law firm of Strobl & Sharp, P.C. and began his legal career at the law firm of Plunkett & Cooney, P.C., where his practice concentrated on general civil litigation, real estate and bank regulatory matters. Mr. Dunn began his banking career at the Bank of the Commonwealth in 1981, joined First Federal Saving Bank and Trust as its Commercial Credit Manager in 1984 and joined Michigan National Bank as an Assistant Vice President and Commercial Loan Officer in 1986.

        Kathleen Wendt, age 41, joined Talmer Bank in June 2011 and serves as Chief Accounting Officer and Executive Managing Director of the Company and Talmer Bank. Ms. Wendt is a certified public accountant with experience in financial reporting, accounting policy and the management of controls over financial reporting. She has over ten years of banking experience and over 15 years of experience in accounting and auditing. Before joining Talmer Bank, Ms. Wendt served in a number of positions with Comerica Incorporated, a financial institution with $60 billion plus in total assets, from May 2003 until June 2011, including Senior Vice President, Director of External Reporting and Senior Vice President, Director of Accounting Policy and Financial Procedures and Controls. Before that, Ms. Wendt served as an Assurance Manager at PricewaterhouseCoopers located in Chicago, Illinois and Zurich, Switzerland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our Class A common stock as of April 21, 2014, the record date:

  •
  each person known to us to be the beneficial owner of more than 5% of our Class A common stock;

  •
  each named executive officer;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Talmer Bancorp, Inc., 2301 West Big Beaver Rd., Suite 525, Troy, Michigan 48084. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our Class A common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 69,977,858 shares of Class A common stock outstanding as of April 21, 2014.

        In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock subject to options or warrants held by that person that are currently exercisable or exercisable within

60 days of April 21, 2014. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
Name of Executive Officers and Directors
David Provost(1)	2,557,446	3.6%
Gary Torgow(2)	2,284,040	3.2%
Dennis Klaeser(3)	485,050	*
Gary Collins(4)	641,284	*
Max Berlin(5)	264,344	*
Donald Coleman(6)	95,489	*
Jennifer Granholm	4,600	*
Paul Hodges, III(7)	236,657	*
Ronald Klein(8)	139,286	*
David Leitch(9)	60,000	*
Barbara Mahone(10)	32,000	*
Robert Naftaly(11)	99,397	*
Albert Papa(12)	173,458	*
Wilbur Ross, Jr.(13)	12,193,995	16.8%
Thomas Schellenberg(14)	621,567	*
Arthur Weiss(15)	169,397	*
All executive officers and directors as a group (22 persons)(16)	21,387,774	27.2%
Greater than 5% Shareholders
Investment funds affiliated with Manulife Asset Management (US) LLC(17)	4,838,133	6.9%
Universities Superannuation Scheme Limited(18)	4,288,133	6.1%
Investment funds affiliated with WL Ross & Co. LLC(13)	12,193,995	16.8%

*
Represents less than 1% of total outstanding shares, including exercisable options and warrants.

(1)
Includes 118,379 shares owned by Mr. Provost's spouse, 600 shares owned by his children and currently exercisable options to purchase 1,907,924 shares of Class A common stock.

(2)
Includes 105,500 shares owned by Mr. Torgow's spouse, 2,050 shares owned by his son and currently exercisable options to purchase 1,645,000 shares of Class A common stock.

(3)
Includes currently exercisable options to purchase 450,000 shares of Class A common stock.

(4)
Includes 43,068 shares held in trust for the benefit of Mr. Collins, 22,912 shares held in trust for the benefit of his spouse, and 14,592 shares held in trust for the benefit of his children. Mr. Collins is not the trustee for the trusts in which his spouse and children are beneficiaries. Includes currently exercisable options to purchase 475,000 shares of Class A common stock.

(5)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(6)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(7)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(8)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(9)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(10)
Includes currently exercisable options to purchase 25,000 shares of Class A common stock.

(11)
Includes 49,397 shares owned jointly with Mr. Naftaly's spouse and currently exercisable options to purchase 50,000 shares of Class A common stock.

(12)
Includes 123,458 shares owned by Papa Family Investments LLC and currently exercisable options to purchase 50,000 shares of Class A common stock.

(13)
Includes 9,625,921 shares of Class A common stock and currently exercisable warrants to purchase 2,519,298 shares of Class A common stock held by WLR Recovery Fund IV, L.P. ("Fund IV") and 38,658 shares of Class A common stock and currently exercisable warrants to purchase 10,118 shares of Class A common stock held by WLR IV Parallel ESC, L.P. (the "Parallel Fund" and, together with Fund IV, the "WL Ross Funds"). WLR Recovery Associates IV LLC is the general partner of Fund IV. Invesco WLR IV Associates LLC is the general partner of the Parallel Fund. Invesco WLR IV Associates LLC and WLR Recovery Associates IV LLC have entered into a parallel investment agreement pursuant to which WLR Recovery Associates IV LLC has been appointed as representative and attorney of the Parallel Fund to, among other things, exercise all rights, powers and privileges with respect to the common stock held by the Parallel Fund and to take whatever action, including voting such Class A common stock, as WLR Recovery Associates IV LLC in its discretion deems fit. Mr. Ross is a member of the investment committee of WLR Recovery Associates IV LLC, which has voting and investment power over the shares held by each of the WL Ross Funds. Mr. Ross disclaims beneficial ownership of such shares except for his pecuniary interest therein. Mr. Ross is a member of our board and Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, the investment advisor to each of the WL Ross Funds. The address of each of the entities and persons identified in this note is c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, NY 10036.

(14)
Includes 8,100 shares owned jointly with Mr. Schellenberg's spouse and currently exercisable options to purchase 50,000 shares of Class A common stock.

(15)
Includes currently exercisable options to purchase 95,000 shares of Class A common stock.

(16)
Includes currently exercisable options to purchase 6,259,591 shares of Class A common stock and currently exercisable warrants to purchase 2,529,416 shares of Class A common stock held by the WL Ross Funds.

(17)
Includes 220,152 shares of Class A common stock held by John Hancock Income Fund, 1,431,920 shares of Class A common stock held by John Hancock Regional Bank Fund, 896,300 shares of Class A common stock held by John Hancock Financial Opportunities Fund, 1,179,378 shares of Class A common stock held by John Hancock Financial

  Industries Fund, 831,216 shares of Class A common stock held by John Hancock Strategic Income Opportunities Fund, and 279,167 shares of Class A common stock held by John Hancock Focused High Yield Fund (collectively, the "John Hancock Funds"). Manulife Asset Management (US) LLC is the investment sub-adviser and agent for each of the John Hancock Funds. The portfolio managers listed in the most recently amended registration statements for each of the John Hancock Funds have investment and voting control over the shares beneficially owned by the John Hancock Funds. Such portfolio managers disclaim beneficial ownership of such shares of Class A common stock. The address of each of the entities identified in this note is c/o Manulife Asset Management (US) LLC, 197 Clarendon Street, Boston, MA 02116.

(18)
Universities Superannuation Scheme Limited ("USS") is the corporate trustee of the Universities Superannuation Scheme (the "Scheme"), an occupational pension scheme registered in the United Kingdom, and has full voting and investment power over these shares, which are held in trust by USS for the benefit of satisfying the benefits of the members of the Scheme as set out under the Scheme rules. USS Investment Management Limited ("USSIM") is the appointed investment manager and advisor to USS (in its capacity as sole corporate trustee of the Scheme) and in accordance with internal procedures, Michael Powell, Head of the Private Markets Group and Roger Gray, CEO of USSIM have authority on behalf of USSIM to exercise the voting and investment power over the shares held by USS as USS's agent and attorney. Messrs. Powell and Gray disclaim beneficial ownership of these shares of Class A common stock. The registered office address of these entities is Royal Liver Building, Liverpool L3 1PY, UK. USS Investment Management Limited's trading address, and the address of Messrs. Powell and Gray, is 60 Threadneedle Street, London EC2R 8HP.

CORPORATE GOVERNANCE

Introduction

        The directors meet to review our operations and discuss our business plans and strategies for the future. The full board of directors met eight times in 2013. During 2013, each director attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the board on which he or she served, other than Max Berlin. We expect each director to attend our annual meeting of shareholders, although we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. Nine of our 14 then serving directors attended the 2013 annual meeting.

Director Independence

        Our board of directors has determined that each of Max Berlin, Donald Coleman, Jennifer Granholm, Paul Hodges, III, Ronald Klein, David Leitch, Barbara Mahone, Robert Naftaly, Albert Papa, Wilbur Ross, Jr., Thomas Schellenberg and Arthur Weiss is an "independent" director, based on the independence criteria in the corporate governance listing standards of The NASDAQ Capital Market. Our shares of Class A common stock were listed and began trading on The NASDAQ Capital Market on February 11, 2014.

        In determining that Mr. Ross is independent, the board considered that the WL Ross Funds, which are affiliated with Mr. Ross, currently own, in the aggregate, approximately 16.8% of our Class A common stock, assuming the exercise of all immediately exercisable warrants held by them. Mr. Ross serves as the representative of the WL Ross Funds on the board pursuant to the WL Ross Funds' contractual director nomination right.

        In determining that Mr. Weiss is independent, the board took into account that Mr. Weiss is the Chairman of the Board of and a shareholder in the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which acts as counsel to the Company in various matters.

        Mr. Provost, Mr. Torgow, and Mr. Collins are considered inside directors and, therefore, are not independent directors because of their employment as our executive officers.

        There are no family relationships between any of our directors and executive officers.

Committees of the Board of Directors

        Audit Committee.    Our Audit Committee is composed of Mr. Naftaly (Chairman), Mr. Berlin, Mr. Leitch, Ms. Mahone and Mr. Schellenberg. The board has determined that each of Mr. Naftaly and Mr. Schellenberg is an "audit committee financial expert." The board has determined that each member of the committee is "independent" under SEC Rule 10A-3 and under The NASDAQ Capital Market listing standards. The Audit Committee met 12 times in 2013. The Audit Committee operates under a written charter that is available on our website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations."

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee is composed of Mr. Papa (Chairman), Ms. Granholm, Mr. Leitch, Mr. Ross and Mr. Weiss. The board has determined that each member of the Nominating and Corporate Governance Committee is "independent" under the listing standards of The NASDAQ Capital Market. The Nominating and Corporate Governance Committee met five times in 2013. The Nominating and Corporate Governance Committee charter is available on our website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations." The Nominating and Corporate Governance Committee is responsible for the oversight of the composition of the board and its committees, and identification and recommendation of individuals to become board members.

        Compensation Committee.    Our Compensation Committee is composed of Mr. Schellenberg (Chairman), Mr. Berlin, Mr. Klein, Ms. Mahone and Mr. Ross. The board has determined that each member of the Compensation Committee is "independent" under the listing standards of The NASDAQ Capital Market. The Compensation Committee met five times in 2013. The Compensation Committee charter is available on our website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations."

        The Compensation Committee has authority to review and approve the total compensation, including salary, bonus incentive, benefits and other compensation, of the Chief Executive Officer, Chairman and all other executive officers and executive managing directors of the Company. The committee also has the authority:

  •
  to annually review and determine corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the Chairman;

  •
  to review and approve employment agreements, severance agreements, change-in-control provisions and any special or supplemental benefits, retirement and other compensation plans affecting executive officers and executive managing directors; and

  •
  to administer the Company's incentive compensation plans and equity-based compensation plans, including the designation of the employees to whom awards are granted, the amount of awards and the terms and conditions of such awards, subject to the provisions of each plan.

        In addition, the committee periodically reviews non-employee director compensation and makes recommendations to the full board related to such compensation. For purpose of performance reviews, the committee evaluates the performance of our Chief Executive Officer and our Chairman, and our Chief Executive Officer and Chairman evaluate the performance of our other named executive officers and discuss the results of such evaluations with the committee. Under the Compensation Committee charter, the committee may appoint subcommittees, but no subcommittee will have any final decision making authority on behalf of the board.

        The Compensation Committee has the authority under its charter to select, retain and obtain the advice of compensation consultants, independent legal counsel and other advisors to assist with the execution of its duties and responsibilities and is directly responsible for the appointment, compensation and oversight of the work of such consultants, independent legal counsel and other advisors. In 2013, the Compensation Committee engaged Frederic W. Cook & Co. as an independent advisor to assist the committee in determining and evaluating director and executive compensation. Frederic W. Cook & Co. reported directly to the Compensation Committee. Frederic W. Cook & Co. provided the following consulting services to the Compensation Committee in 2013:

  •
  assisted in the development of the Company's annual incentive plan;

  •
  assisted in creating a peer group of publicly-traded financial institutions;

  •
  reviewed the competitiveness of the compensation elements of the Company's top executives, including base salary, annual incentives, long-term incentives (stock options) and all other compensation, as compared to that of the Company's peer group;

  •
  reviewed the competitiveness of the Company's director compensation elements, as compared to the Company's peer group;

  •
  recommended and made observations regarding the potential alignment of the Company's executive compensation practices with the Company's overall business strategy and culture relative to the market as defined by the peer group; and

  •
  provided information to the Compensation Committee regarding industry compensation trends.

        The Compensation Committee assessed the independence of Frederic W. Cook & Co., taking into consideration all factors specified in The NASDAQ Capital Market listing standards. Based on this assessment, the Compensation Committee determined the engagement of Frederic W. Cook & Co. did not raise any conflict of interest.

Nominations of Directors

        The Nominating and Corporate Governance Committee serves to identify, screen, recruit and nominate candidates to the board of directors. The committee charter requires the committee to review potential candidates for the board, including any nominees submitted by shareholders in accordance with our bylaws. The committee evaluated each nominee recommended for election as a director in these proxy materials. In evaluating candidates proposed by shareholders, the committee will follow the same process and apply the same criteria as it does for candidates identified by the committee or the board of directors.

        For a shareholder to nominate a director candidate for election at our 2015 annual meeting, the shareholder must comply with the advance notice provisions and other requirements of our bylaws and such notice must be delivered not less than 60 days and not more than 90 days prior to the first anniversary of the date of this year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to the anniversary of this year's annual meeting or delayed by more than 30 days after such anniversary date, such notice must be received by the Company no later than 60 days prior to the date of the 2015 annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of annual meeting is first made by the Company. The director nomination notice must be delivered to Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary. Each notice must state:

  (1)
  the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

  (2)
  a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and of the number of shares beneficially owned by such shareholder (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended), and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  (3)
  a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

  (4)
  such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission ("SEC") had each nominee been nominated, or intended to be nominated by the board of directors;

  (5)
  the consent of each nominee to serve as a director, if elected; and

  (6)
  a representation as to whether or not the shareholder will solicit proxies in support of his or her nominee(s).

        For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company's Third Amended and Restated Bylaws.

        When considering a potential candidate for nomination, the Nominating and Corporate Governance Committee will consider the skills and background that the Company requires and that the person possesses, diversity of the board and the ability of the person to devote the necessary time to serve as a director. The Nominating and Corporate Governance Committee has established the following minimum qualifications for service on our board of directors:

  •
  the highest ethics, integrity and values;

  •
  an outstanding personal and professional reputation;

  •
  professional experience that adds to the mix of the board as a whole;

  •
  the ability to exercise sound, independent business judgment;

  •
  freedom from conflicts of interest;

  •
  demonstrated leadership skills;

  •
  the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director; and

  •
  relevant expertise and experience, and the ability to offer advice and guidance to our Chief Executive Officer based on that expertise and experience.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the committee also considers the following criteria, among others:

  •
  whether the candidate possesses the qualities described above;

  •
  whether the candidate has significant contacts in our markets and the ability to generate additional business for the Company;

  •
  whether the candidate qualifies as an independent director under our guidelines;

  •
  the extent to which the candidate contributes to the diversity of the board in terms of background, specialized experience, age, gender and race;

  •
  the candidate's management experience in complex organizations and experience with complex business problems;

  •
  the candidate's other commitments, such as employment and other board positions;

  •
  the likelihood of obtaining regulatory approval of the candidate, if required;

  •
  whether the candidate would qualify under our guidelines for membership on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee; and

  •
  whether the candidate complies with any minimum qualifications or restrictions set forth in our bylaws.

        The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Although we have no formal policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

        In addition to the qualification criteria above, the Nominating and Corporate Governance Committee also takes into account whether a potential director nominee qualifies as an "audit committee financial expert" as that term is defined by the SEC, and whether the potential director nominee would qualify as an "independent" director under the listing standards of The NASDAQ Capital Market.

Board Leadership Structure

        The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board because the board believes it is in the Company's best interests to make that determination based on the membership of the board. The board believes that presently it is in the best interests of the Company that the positions of Chairman and Chief Executive Officer are separate. The board believes that this separation is presently appropriate as it allows Mr. Provost, as Chief Executive Officer, to focus primarily on leading the day-to-day operations of the Company while Mr. Torgow, the Chairman, can focus on leading the board in its consideration of strategic issues and monitoring corporate governance, community relations and shareholder issues. The board has also determined that having Mr. Torgow, who also serves as our Executive Chairman, serve as Chairman of the board is in the best interest of our shareholders at this time because this structure makes the best use of Mr. Torgow's extensive experience in board and community relations, particularly in our market areas.

        In accordance with our policy on Corporate Governance Principles, the independent directors have elected, and the full board has approved, Ms. Mahone as our lead independent director. In this role, she may call and preside over executive sessions of the independent directors without management present as she deems necessary. The other duties of the lead director will continue to evolve. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board's Role in Risk Oversight

        Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full board. Specifically, the Audit Committee focuses on: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process and legal compliance; (3) regulatory compliance; (4) review of insurance programs; and (5) policies and procedures as they relate to our Code of Business Conduct and Ethics, conflicts of interest and complaints regarding accounting and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks and the adequacy and effectiveness of internal control systems and operational risk (including compliance and legal risk). The Audit Committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the Company and our subsidiary banks. Our Director of Internal Audit reports to the Audit Committee and meets with the committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full board, which also considers our entire risk profile.

        The full board focuses on the most significant risks facing the Company and the Company's general risk management strategy and also ensures that risks we undertake are consistent with board policy. In addition, the full board regularly considers strategic, market and reputational risk. While the board of directors oversees our risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Code of Business Conduct and Ethics

        We expect all of our employees to conduct themselves honestly and ethically. Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees of the Company and our subsidiary banks, including officers and directors. The Code of Business Conduct and Ethics is intended to provide guidance to assure compliance with law and promote ethical behavior.

The Code of Business Conduct and Ethics is available on our website, website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations."

Compensation Committee Interlocks and Insider Participation

        For the year ended December 31, 2013, our Compensation Committee consisted of Mr. Schellenberg, Mr. Klein, Mr. Ross, Mr. Berlin and Ms. Mahone. None of them has at any time been an officer or employee of the Company, and none has any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2013, none of our executive officers served as a member of the board of directors, Compensation Committee or other board committee performing equivalent functions of another entity that had one or more executive officers serving as a member of the board of directors or Compensation Committee of the Company.

Communications with the Board of Directors

        The board of directors has established a process for shareholders to send communications to the board of directors. Shareholders may communicate with the board as a group or individually by writing to: Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary. The board has instructed the Corporate Secretary to forward all such communications promptly to the board.

Report of the Audit Committee

        Our Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, our Director of Internal Audit and our independent auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions and evaluating the effectiveness of the Audit Committee charter at least annually.

        To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee adopted a policy that pre-approves specified audit services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who express an opinion on the conformity of our annual financial statements to generally accepted accounting principles in their report.

        The Audit Committee has reviewed and discussed our 2013 audited financial statements with management. The Audit Committee has discussed with Crowe Horwath LLP, our independent registered public accounting firm, those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP's communications with the Audit Committee concerning independence. The Audit Committee has discussed with Crowe Horwath LLP their independence from the Company and our management. The Audit Committee reported its findings to our board of directors.

        Based on the reviews and discussions described above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC. A copy of our Annual Report on Form 10-K is part of the Annual Report to Shareholders included with these proxy materials.

Robert Naftaly, Chairman
Max Berlin
David Leitch
Barbara Mahone
Thomas Schellenberg

        The Audit Committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Compensation of Executive Officers

        In this proxy statement, we refer to the individuals who served as our principal executive officer and our two other most highly compensated executive officers, as the "named executive officers." Our named executive officers as of December 31, 2013 were:

  David Provost, President and Chief Executive Officer;
  Gary Torgow, Chairman of the Company and the Board of Directors; and
  Dennis Klaeser, Chief Financial Officer.

Summary Compensation Table

        The following table sets forth information concerning all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2013 and 2012.

	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
David Provost.	2013	500,000	2,000,000	—	1,696,580	—	—	21,976	4,218,556
Chief Executive Officer and President	2012	500,000	500,000	—	—	—	—	19,646	1,019,646
Gary Torgow	2013	500,000	2,000,000	—	1,696,580	—	—	14,010	4,210,590
Chairman	2012	500,000	500,000	—	—	—	—	11,212	1,011,212
Dennis Klaeser	2013	361,539	875,000	—	339,316	—	—	9,350	1,585,205
Chief Financial Officer	2012	325,000	192,500	—	—	—	—	8,750	526,250

(1)
These amounts reflect annual incentive payments determined by the board of directors based on achievement of certain performance criteria, performance of the individual, and other such criteria determined by the board of directors and its compensation committee.

(2)
On January 2, 2013, Messrs. Provost and Torgow were each granted an option to purchase 750,000 shares of common stock for $8.25 per share and Mr. Klaeser was granted an option to purchase 150,000 shares of common stock for $8.25 per share. All of these options were fully exercisable on the date of grant. The amounts included in this column reflect the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options was estimated using the Black Scholes option pricing model. Assumptions made in the valuation of awards can be found in Note 17 of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
All of the amounts shown in the All Other Compensation column are for country club dues and 401(k) contributions by the Company, except for the 2012 amount for Mr. Torgow which also includes the payment of health insurance premiums.

Employment Agreements with Named Executive Officers

        We currently have employment agreements with each of our named executive officers. We have included below descriptions of the current employment agreements for each of these officers.

David Provost—President and Chief Executive Officer of the Company and Talmer Bank

        On April 30, 2010, but effective as of January 1, 2010, we entered into an employment agreement with Mr. Provost to serve as President and Chief Executive Officer of the Company and Talmer Bank and Chairman of the Talmer Bank. Mr. Provost's employment agreement is for an initial five-year term, and will be automatically renewed for successive one-year terms, unless either party provides 160 days' written notice of termination prior to the expiration of the then-current term. Under the employment agreement, Mr. Provost will receive an annual base salary of $500,000. Mr. Provost's base salary may be increased at the sole discretion of the board of directors upon a recommendation by our Compensation Committee. In February 2014, Mr. Provost's annual base salary was increased to $600,000.

        In addition to his base salary, Mr. Provost is eligible to receive an annual incentive bonus, as determined by our board of directors and based on our performance, Mr. Provost's performance, and such other criteria as the board of directors and our Compensation Committee may, from time to time, determine. Mr. Provost will also be eligible to receive such other bonus compensation as may be determined by the board of directors and our Compensation Committee from time to time. In 2011, Mr. Provost received a bonus of $1.5 million based on our achievement of certain financial performance metrics sets forth in his employment agreement. Further, under the terms of his employment agreement, Mr. Provost was awarded 850,000 options under our equity incentive plan following the closing of the April 2010 private placement at an exercise price of $6.00 per share, with one-third of the shares vesting upon the first, second and third anniversaries of the June 22, 2010 grant date. Mr. Provost is also eligible to receive future option or restricted stock grants as recommended by our Compensation Committee and approved by the board of directors.

        Mr. Provost's employment agreement provides for medical, disability, dental and life insurance for himself and his dependents as is provided to other executive employees and, he may, at his election, participate in all retirement plans, 401(k) and other benefits plans of the Company generally available to our executives. His employment agreement also entitles him to participate in any equity incentive plan, option plan or other employee benefit plan that is generally available to other senior executives.

        We may terminate Mr. Provost's employment with or without cause, and Mr. Provost may terminate his employment with or without good reason. Mr. Provost is also eligible for certain severance benefits upon a change in control. Further detail on our severance obligations to Mr. Provost, including the definitions of "cause", "good reason" and "change in control," are set forth below under the heading "Potential Payments Upon Termination or Change in Control."

        Mr. Provost's employment agreement also contains provisions related to non-competition and non-solicitation that generally preclude Mr. Provost, for a period of 18 months following the termination of the agreement, from engaging, directly or indirectly, in the operation of a bank in Michigan or any other state in which we or one of our subsidiaries operated a bank during the term of his employment agreement, or from diverting from us any trade or business with any customer or supplier with whom Mr. Provost had contact during his employment, subject to certain conditions and exceptions.

Gary Torgow—Chairman of the Company

        On April 30, 2010, but effective as of January 1, 2010, we entered into an employment agreement with Mr. Torgow to serve as our Chairman and an executive officer of the Company. Mr. Torgow's employment agreement is for an initial five-year term, and will be automatically renewed for successive one-year terms, unless either party provides 160 days' written notice of termination prior to the expiration of the then-current term. Under the employment agreement, Mr. Torgow will receive an annual base salary of $500,000. Mr. Torgow's base salary may be increased at the sole discretion of the board of directors upon a recommendation by its Compensation Committee. In February 2014, Mr. Torgow's annual base salary was increased to $600,000.

        In addition to his base salary, Mr. Torgow is eligible to receive an annual incentive bonus, as determined by our board of directors and based on our performance, Mr. Torgow's performance, and such other criteria as the board of directors and our Compensation Committee may, from time to time, determine. Mr. Torgow will also be eligible to receive such other bonus compensation as may be determined by the board of directors and our Compensation Committee from time to time. In addition, under the terms of his employment agreement, Mr. Torgow was awarded 850,000 options under our equity incentive plan following the closing of the April 2010 private placement at an exercise price of $6.00 per share, with one-third of the shares vesting upon the first, second and third anniversaries of the June 22, 2010 grant date. Mr. Torgow is also eligible to receive future option or restricted stock grants as recommended by our Compensation Committee and approved by the board of directors.

        Mr. Torgow's employment agreement provides for medical, disability, dental and life insurance for himself and his dependents as is provided to other executive employees and, he may, at his election, participate in all retirement plans, 401(k) and other benefits plans of the Company generally available to our executives. His employment agreement also entitles him to participate in any equity incentive plan, option plan or other employee benefit plan that is generally available to other senior executives.

        We may terminate Mr. Torgow's employment with or without cause, and Mr. Torgow may terminate his employment with or without good reason. Mr. Torgow is also eligible for certain severance benefits upon a change in control. Further detail on our severance obligations to Mr. Torgow, including the definitions of "cause", "good reason" and "change in control," are set forth below under the heading "Potential Payments Upon Termination or Change in Control." The non-competition and non-solicitation provisions contained in Mr. Torgow's employment agreement are substantially similar to those contained in Mr. Provost's employment agreement, described above.

Dennis Klaeser—Chief Financial Officer and Executive Managing Director of the Company and Talmer Bank

        On May 4, 2010, but effective as of May 10, 2010, we entered into an employment agreement with Mr. Klaeser to serve as Chief Financial Officer and Executive Managing Director of the Company and Talmer Bank. Mr. Klaeser's employment agreement was for an initial one-year term, and will be automatically renewed for successive one-year terms, unless either party provides 60 days' written notice of termination prior to the expiration of the then-current term. Under the employment agreement, Mr. Klaeser will receive an annual base salary of $325,000. Mr. Klaeser's base salary may be increased, but not decreased, at the sole discretion of the board of directors upon a recommendation by our Compensation Committee. In February 2014, Mr. Klaeser's annual base salary was increased to $425,000.

        In addition to his base salary, Mr. Klaeser is eligible to receive an annual incentive bonus, with his target bonus opportunity to be determined by our board of directors and based on our performance, Mr. Klaeser's performance, and such other criteria as the board of directors and our Compensation Committee may, from time to time, determine. Mr. Klaeser will also be eligible to receive such other bonus compensation as may be determined by the board of directors and our Compensation Committee from time to time.

        Mr. Klaeser's employment agreement provides for medical, disability, dental and life insurance for himself and his dependents as is provided to other executive employees and, he may, at his election, participate in all retirement plans, 401(k) and other benefits plans of the Company generally available to our executives. His employment agreement also entitles him to participate in any equity incentive plan, option plan or other employee benefit plan that is generally available to other senior executives.

        We may terminate Mr. Klaeser's employment with or without cause, and Mr. Klaeser may terminate his employment with or without good reason. Mr. Klaeser is also eligible for certain severance benefits upon a change in control. Further detail on our severance obligations to Mr. Klaeser, including the definitions of "cause", "good reason" and "change in control," are set forth below under the heading "Potential Payments Upon Termination or Change in Control." Mr. Klaeser's employment agreement also contains provisions related to non-competition and non-solicitation that generally preclude Mr. Klaeser, for a period of 12 months following the termination his employment with us for any reason, from engaging, directly or indirectly, in the operation of a bank in Michigan within 50 miles of a Company or subsidiary location, if located outside of Michigan, or from diverting from us any trade or business with any customer or supplier with whom Mr. Klaeser had contact with during his employment, subject to certain conditions and exceptions.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table provides a summary of equity awards outstanding as of December 31, 2013 for the named executive officers.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
David Provost	307,924	(1)	—	(1)	—	3.50	11/09/2019	—	—	—	—
	850,000	(2)	—	(2)	—	6.00	6/22/2020	—	—	—	—
	750,000	(3)	—	(3)	—	8.25	1/02/2023	—	—	—	—
Gary Torgow	45,000	(1)	—	(1)	—	3.50	11/09/2019	—	—	—	—
	850,000	(2)	—	(2)	—	6.00	6/22/2020	—	—	—	—
	750,000	(3)	—	(3)	—	8.25	1/02/2023	—	—	—	—
Dennis Klaeser	300,000	(2)	—	(2)	—	6.00	6/22/2020	—	—	—	—
	150,000	(3)	—	(3)	—	8.25	1/02/2023	—	—	—	—

(1)
One-third of the shares vested upon the first, second and third anniversaries of the grant date of November 9, 2009.

(2)
One-third of the shares vested upon the first, second and third anniversaries of the grant date of June 22, 2010.

(3)
Shares were fully vested on the grant date of January 2, 2013.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,441,174	$6.88	816,799
Equity compensation plans not approved by security holders	—	—	—

Total	8,441,174	$6.88	816,799

(1)
Consists solely of awards granted under the Talmer Bancorp, Inc. Equity Incentive Plan, as amended.

        As of the closing of our initial public offering on February 14, 2014, under the terms of our Equity Incentive Plan, as amended, the number of shares of our Class A common stock available for grant under the plan was subject to automatic adjustment such that shares representing 14% of our then outstanding Class A common stock were available for grant at any time, also known as an evergreen provision. As such, following the closing of our initial public offering, we had 1,378,042 unallocated shares under our Equity Incentive Plan available for future grant. On March 26, 2014, our board of directors amended the Equity Incentive Plan to remove the evergreen provision, capping the number of shares available for grant under the plan at 9,794,745.

Potential Payments Upon Termination or Change in Control

        Each of the employment agreements for Messrs. Provost, Torgow and Klaeser includes certain severance payments upon termination of employment or a change in control of the Company, subject to the executive's execution of a general release and waiver of claims against us or our affiliates. The following discussion addresses such potential payments. The following description of the severance payments apply generally with respect to Messrs. Provost, Torgow and Klaeser, except as specifically noted.

Termination Without Cause by the Company or for Good Reason by the Executive

        Each named executive officer's employment agreement provides that executive's employment may be terminated:

  •
  by either executive or us at any time or for any reason or for no reason upon not less than 60 days prior written notice;

  •
  by us for cause (as defined below) without prior notice;

  •
  by the executive for good reason (as defined below) with prior written notice; and

  •
  upon executive's death or if executive is totally disabled (as defined below).

        For purposes of the employment agreements, "cause" is generally defined to mean the occurrence of any one or more of the following events:

  •
  a material breach of any provision of the employment agreement by executive (after opportunity to cure for 20 days upon receipt of written notice of breach),

  •
  executive's failure or refusal, in any material manner, to perform all lawful services required of him pursuant to his agreement (after opportunity to cure for 20 days upon receipt of written notice of breach),

  •
  executive's commission of fraud, embezzlement or theft, or a crime constituting moral turpitude that renders his continued employment harmful to us,

  •
  executive's misappropriation of Company assets or property, including, without limitation, obtaining material reimbursement through fraudulent vouchers or expense reports, or

  •
  executive's conviction or the entry of a plea of guilty or no contest by him with respect to any felony or other crime that adversely affects our reputation or business.

        For purposes of the employment agreements, "good reason" is generally defined to mean the occurrence of any of any one or more of the following events:

  •
  a substantial adverse change, not consented to by the executive, in the nature and scope of executive's responsibilities, duties or authority,

  •
  a substantial involuntary reduction in executive's base salary (except for an across-the-board salary reduction similarly affecting all or substantially all employees), or

  •
  the relocation of executive's principal place of employment, without the executive's consent, further than 60 miles from his current principal place of employment.

        With respect to termination by executive for "good reason," executive must give us written notice of the conditions for such termination within 90 days of the executive's knowledge of such conditions and the Company will have 30 days following receipt of such written notice to remedy such conditions.

        Under the employment agreements, if Messrs. Provost's or Torgow's employment is terminated without cause by us or for good reason, each is entitled to receive (i) any unpaid and accrued base salary, (ii) a lump sum severance payment equal to two times the sum of his then current base salary, and (iii) all of his outstanding stock options would accelerate and become fully vested and exercisable for a period of 90 days following the termination date.

        Under his employment agreement, if Mr. Klaeser's employment is terminated without cause or for good reason, he is entitled to receive (i) any unpaid and accrued base salary, (ii) a severance payment equal to one times his then current annual base salary plus an amount equal to the average of his bonus paid in the prior two calendar years, if any, to be paid in equal installments over a one year period, and (iii) all of his outstanding stock options would accelerate and become fully vested and exercisable for a period of one year following the termination date.

Termination of Employment Due to Death or if Executive is Totally Disabled

        The employment agreements provide for automatic termination of the agreement upon death or if the executive becomes totally disabled. Under the employment agreements, upon a termination of employment due to death or disability, the officer will receive any earned but unpaid base salary and the executive's vested stock options shall continue to be exercisable for a period of 90 days following the date executive's employment is terminated. In addition, upon Mr. Klaeser's death or total disability, we will pay to him or his designated beneficiary a pro rated bonus for the year of termination based on the actual results of the Company, determined in accordance with the performance criteria established by the board. Total Disability is defined as any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, where executive is unable to engage in substantial gainful activity or he is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Change in Control

        For purposes of the employment agreements, a "change in control" means (i) a sale of all or substantially all of our assets (whether by merger, consolidation or otherwise), or (ii) any other transaction in which all of our shareholders sell or dispose of their shares in the Company, other than a transaction described in clause (i) or (ii) in which our shareholders immediately prior to such transaction possess, directly or indirectly, 50% or more of our total voting power or the voting power of the other surviving, acquiring or controlling entity immediately following such transaction. A termination of the executive's employment shall be conclusively deemed to be in connection with a change in control event if it occurs within six months before or after the closing date of a change in control.

        Upon a change in control, each of Mr. Provost and Mr. Torgow would be entitled to a change in control payment equal to two times the sum of his then current base salary, and all of his outstanding stock options would accelerate and become fully vested and continue to be exercisable as provided in the agreement or plan under which they were granted.

        Upon a change in control, Mr. Klaeser would be entitled to a change in control payment equal to one times his then current base salary plus an amount equal to his average bonus paid in the prior two calendar years, if any (the "change in control severance payment"), and all of his outstanding stock options would accelerate and become fully vested and continue to be exercisable as provided in the agreement or plan under which they were granted; provided, however, that if our assets are in excess of $2 billion as of the date of the change in control, then the change in control payment shall be equal to two times the change in control severance payment.

Compensation of Directors for Fiscal Year 2013

        Each director receives an annual cash retainer of $35,000 as compensation for his or her services as a member of the board of directors. We do not pay our "inside" employee-directors any additional compensation for their services as directors. The chair of the Audit Committee of the board of directors receives an additional cash retainer of $10,000. We pay each director one-fourth of the annual applicable fee on a quarterly basis. We also paid additional compensation for service on the board of directors of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014. The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Max Berlin	35,000	—	56,553	—	—	—	91,553
Donald Coleman	35,000	—	56,553	—	—	—	91,553
Jennifer Granholm(2)	8,750	—	—	—	—	—	8,750
Paul Hodges, III	35,000	—	56,553	—	—	—	91,553
Ronald Klein(4)	70,000	—	56,553	—	—	—	126,553
David Leitch	35,000	—	56,553	—	—	—	91,553
Barbara Mahone(3)	26,250	—	50,500	—	—	—	76,750
Robert Naftaly(4)	80,000	—	56,553	—	—	—	136,553
Albert Papa	35,000	—	56,553	—	—	—	91,553
Wilbur Ross, Jr.	35,000	—	—	—	—	—	35,000
Thomas Schellenberg(4)	70,000	—	56,553	—	—	—	126,553
Arthur Weiss	35,000	—	56,553	—	—	—	91,553

(1)
The amounts included in this column reflect the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options was estimated using the Black Scholes option pricing model. Assumptions made in the valuation of awards can be found in Note 17 of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
Jennifer Granholm was appointed as a director in August 2013.

(3)
Barbara Mahone was appointed as a director in March 2013.

(4)
Includes fees earned for service on the board of directors of First Place Bank.

        The table below shows the aggregate number of stock options held by non-employee directors as of December 31, 2013.

Name	Stock Options (in Shares)
Max Berlin	50,000	(1)
Donald Coleman	50,000	(1)
Jennifer Granholm	—
Paul Hodges, III	50,000	(1)
Ronald Klein	50,000	(1)
David Leitch	50,000	(2)
Barbara Mahone	25,000	(3)
Robert Naftaly	50,000	(1)
Albert Papa	50,000	(1)
Wilbur Ross, Jr.	—
Thomas Schellenberg	50,000	(1)
Arthur Weiss	95,000	(4)

(1)
Stock options granted include 25,000 shares granted on June 22, 2010 with an exercise price of $6.00 per share and 25,000 granted on January 2, 2013 with an exercise price of $8.25 per share. For each of the stock options granted on June 22, 2010, one-third of the shares vested upon the first, second and third anniversaries of the grant date. The stock options granted on January 2, 2013 were fully vested on the grant date.

(2)
Stock options granted include 25,000 shares granted on March 25, 2011 with an exercise price of $6.50 per share and 25,000 granted on January 2, 2013 with an exercise price of $8.25 per share. For each of the stock options granted on March 25, 2011, one-third of the shares vested upon the first, second and third anniversaries of the grant date. The stock options granted on January 2, 2013 were fully vested on the grant date.

(3)
Stock options granted include 25,000 shares granted on June 18, 2013 with an exercise price of $10.00 per share and were fully vested on the grant date.

(4)
Stock options granted include 45,000 shares granted on November 9, 2009 with an exercise price of $3.50 per share, 25,000 shares granted on June 22, 2010 with an exercise price of $6.00 per share, and 25,000 granted on January 2, 2013 with an exercise price of $8.25 per share. For each of the stock options granted on November 9, 2009 and June 22, 2010, one-third of the shares vested upon the first, second and third anniversaries of the grant date. The stock options granted on January 2, 2013 were fully vested on the grant date.

        In addition to the compensation described above, non-employee directors are reimbursed for reasonable business expenses relating to their attendance at meetings of our board of directors, including expenses relating to lodging, meals and transportation to and from the meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of the forms they file. Because we did not become a public reporting company until February 2014, our directors and executive officers were not required to comply with the requirements of Section 16(a) for the year ended December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

        Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by us with our affiliates) and the Federal Reserve's Regulation O (which governs certain loans by us to our executive officers, directors and principal shareholders). We have also adopted policies to comply with these regulatory requirements and restrictions, including policies governing the approval of related party transactions. Under our policies, all transactions between us and our directors, officers and 5% shareholders are subject to the approval of a majority of the independent and disinterested outside directors and are conducted on terms no less favorable than could be obtained from unaffiliated third parties on an arm's-length basis. In addition, we conduct an appropriate review of all related person transactions for potential conflicts of interest on an ongoing basis, and all such transactions must be approved by the Audit Committee (or another independent body of the Board).

Strobl & Sharp, P.C.

        The law firm of Strobl & Sharp, P.C. acts as our counsel and represents us in various matters. Kathleen Wendt, our chief accounting officer, is the daughter of the firm's managing partner. Ms. Wendt's sister is also a partner with the firm. During 2013, we paid the law firm approximately $124,549.

Cambridge Consulting Group

        Albert Papa, one of our directors, is the Chairman and Chief Executive Officer and a principal shareholder of Cambridge Consulting Group, a benefits consulting company. In 2011 and 2012, Cambridge Consulting Group provided benefits consulting services to Talmer Bank and served as the broker of record for Talmer Bank's employee medical, dental, disability, life and vision plans procured from a variety of third party insurance carriers including Aetna, Delta Dental, and Hartford. During 2013, Talmer Bank paid approximately $1.8 million to these third party insurance carriers. As the broker of record for these insurance plans, Cambridge Consulting Group was paid aggregate commissions by the third party insurance carriers during 2013 of $444. In January 2013, Talmer Bank's changed insurance carriers, at which point, Cambridge Consulting Group no longer served as its broker of record. Talmer Bank did not pay any fees directly to Cambridge Consulting Group during 2013.

Other Relationships

        Certain of our executive officers and directors have, from time to time, engaged in banking transactions with Talmer Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by Talmer Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Independent Registered Public Accounting Firm

        Our Audit Committee has appointed Crowe Horwath LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company and our subsidiary banks for the year ending December 31, 2014, and to prepare a report on this audit. A representative of Crowe Horwath LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.

        We are asking our shareholders to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification as a matter of good corporate practice. Even if the shareholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our shareholders.

        The board of directors recommends a vote FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014.

Audit and Related Fees

        Our independent auditors for the year ended December 31, 2013 were Crowe Horwath LLP.

        The following table shows the fees that we paid for services performed in the years ended December 31, 2013 and 2012 to Crowe Horwath LLP:

	2013	2012
Audit Fees	$773,000	$410,000
Audit-Related Fees	260,165	203,789
Tax Fees	712,640	282,685
All Other Fees	0	0

Total	$1,745,805	$896,474

        Audit Fees.    This category includes the aggregate fees billed for professional services rendered by the independent auditors during our 2013 and 2012 fiscal years for the audit of our consolidated annual financial statements and the review of our quarterly financial statements.

        Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2013 and 2012. These services principally include the costs associated with work performed in relation to our public offering.

        Tax Fees.    This category includes the aggregate fees billed for services related to corporate tax compliance, as well as counsel and advisory services.

        All Other Fees.    Crowe Horwath LLP did not bill us for any services for the fiscal years ended December 31, 2013 and 2012 other than for the services described above.

Pre-Approval Policy

        Our Audit Committee's pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

        General.    The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The independent auditors provide the Audit Committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the internal auditor, the Audit Committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the Audit Committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in connection with the independent auditor's engagement letter for the applicable year must be specifically pre-approved by the Audit Committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Securities Exchange Act of 1934. The Audit Committee must specifically pre-approve any proposed services that exceed pre-approved cost levels.

        Tax Services.    The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor's independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

        Delegation.    The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee delegates specific pre-approval authority to its chair, provided that the estimated fee for any such proposed pre-approved services does not exceed $15,000. The chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 PROPOSAL 3—APPROVAL OF THE TALMER BANCORP, INC.
ANNUAL INCENTIVE PLAN

        In March 2014, the board of directors approved the Talmer Bancorp, Inc. Annual Incentive Plan (the "Incentive Plan"), subject to approval by our shareholders, pursuant to which certain annual bonus awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

        Generally, Section 162(m) does not permit a tax deduction for compensation in excess of $1 million paid in any taxable year by a publicly-held company to its chief executive officer or any of its three other most highly compensated executive officers (other than its principal financial officer). However, compensation based solely on the attainment of performance goals is excluded from this deduction limitation if the following criteria are satisfied: the performance goals are objective, pre-established and determined by a compensation committee of the board of directors, which compensation committee is comprised solely of two or more outside directors; the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority shareholder vote; and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

        The board of directors believes that the adoption of the Incentive Plan is in the best interests of the Company and its shareholders, and, as part of our compensation program, is designed to enhance shareholder value by aligning the interests of our management team with those of our shareholders, and retaining management. The Company developed the Incentive Plan to support the following specific objectives:

  •
  motivate and focus our management team through incentive compensation programs directly tied to our financial results;

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  enhance our ability to attract and retain skilled and experienced executive officers; and

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  provide rewards commensurate with performance and with competitive market practices.

        The shareholders are being asked to approve the Incentive Plan so that certain awards granted under the plan may qualify as performance-based compensation under Section 162(m). Shareholder approval of the Incentive Plan will enable the Company to be in a position to continue to grant annual cash incentive awards while preserving the tax deductibility of these awards.

Summary of the Material Terms of the Incentive Plan

        The following is a description of the material features of the Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, which is attached to this proxy statement as Appendix A. The Incentive Plan is not intended to be, and will not be construed and administered as, an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

  Administration

        At the discretion of the board of directors, the Incentive Plan may be administered by the board of directors or by the Compensation Committee. However, to the extent that awards granted under the Incentive Plan are intended to satisfy the requirements of Section 162(m), the Incentive Plan will be administered by the Compensation Committee and consist of not fewer than two members who are "outside directors" within the meaning of Section 162(m). The board of directors currently contemplates that the Compensation Committee will administer the Incentive Plan.

        The Compensation Committee has the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Incentive Plan, to administer the Incentive Plan and to exercise all the powers and authorities either specifically granted under the Incentive Plan or necessary or advisable in the administration of the Incentive Plan, including, without limitation, the authority to grant awards, to determine the persons to whom and the time or times at which awards will be granted, to determine the terms and conditions (including, but not limited to, applicable performance goals) relating to any award, to determine whether, to what extent and under what circumstances an award may be settled, cancelled or forfeited, to make adjustments to any performance goals, to construe and interpret the Incentive Plan and any award, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan. All decisions made by the Compensation Committee will be final and binding on the Company and Incentive Plan participants.

  Eligibility

        Awards under the Incentive Plan may be granted to those employees of the Company and its subsidiaries who are selected by the Compensation Committee, taking into account such factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of the Incentive Plan. Currently, only two employees are eligible for participation in the Incentive Plan—our Chief Executive Officer and President and our Chairman.

  Performance Period

        The performance period under the Incentive Plan, unless the Compensation Committee determines otherwise, will be the fiscal year of the Company. However, for a participant who is first hired as, or first becomes eligible for the Incentive Plan as, a participant after the first day of the fiscal year and who becomes a participant during the fiscal year, such portion of the fiscal year as determined by the Compensation Committee.

  Performance Goals

        The payment of awards under the Incentive Plan that are intended to comply with Section 162(m) will be based upon the attainment of one or more of the following performance goals (collectively, the "Performance Goals"):

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  return on assets, return on tangible assets, cash return on assets, cash return on tangible assets;

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  return on equity, return on tangible equity, cash return on equity, cash return on tangible equity;

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  levels of or changes in levels of net interest income, net interest margin, efficiency ratio, cash efficiency ratio, provision, provision rate, net charge-off, net charge-off ratio, fee income, total revenue, earnings per share, pre-tax income, net income;

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  levels or trends in specified financial statement line items or components thereof (may include, but is not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earning asset yields);

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  levels of or trends in non-performing assets;

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  earnings per share (basic or diluted), or core earnings per share and/or growth thereof;

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  book value per share, tangible book value per share and/or growth thereof;

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  absolute or relative metrics of stock performance, dividends, and/or total capital returned to shareholders;

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  achieving or maintaining specified levels of performance under GAAP and/or regulatory capital;

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  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and/or similar transactions, and/or budget comparisons;

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  personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and

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  any combination of, or a specified increase in, any of the foregoing, and any of the foregoing goals may be measured at enterprise level or at business line or geographic level.

  Terms Related to the Performance Goals

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  Performance goals not specified in the Incentive Plan may be used to the extent that an award is not intended to comply with Section 162(m).

  •
  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee.

  •
  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

  •
  Each of the Performance Goals will be determined in accordance with generally accepted accounting principles, and the Compensation Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, provided that the Compensation Committee's ability to make equitable adjustments to the Performance Goals applicable to any award intended to qualify as performance-based compensation under Section 162(m) will be governed by Section 162(m) restrictions.

  Terms of Awards

        The Compensation Committee will specify the Performance Goals applicable to each award under the Incentive Plan generally no later than 90 days following the commencement of the applicable performance period. At such time, the Compensation Committee will also, if applicable, specify the threshold, target and maximum levels of performance applicable to the Performance Goals. Awards under the Incentive Plan with respect to any performance period may be expressed as a dollar amount or as a percentage of the participant's base salary as of the date on which the applicable Performance Goals are established by the Compensation Committee.

        No later than 45 days following the end of a performance period, the Compensation Committee will determine whether, and to what extent, the applicable Performance Goals have been satisfied for an applicable performance period. The Compensation Committee may, in its sole discretion, reduce an amount of an award otherwise determined pursuant to the Incentive Plan. All bonus payments under the Incentive Plan will be made in cash no later than 60 days following the last day of the related performance period. Payments intended to comply with the "short-term deferral" exemption from Section 409A of the Internal Revenue Code of 1986, as amended, shall be made no later than the 15th day of the third month following the later of (i) the end of the Company's fiscal year in which the relevant performance period ended and (ii) the end of the calendar year in which such performance period ended. The Compensation Committee has the authority to establish a deferred compensation program for participants to defer receipt of their Awards.

        No employee of the Company or any of its subsidiaries may have any claim to be granted an award under the Incentive Plan. There is no obligation for uniformity of treatment among participants under the Incentive Plan. The Incentive Plan does not constitute a contract of employment or confer upon any participant the right to continued employment by the Company. A participant's only interest under the Incentive Plan will be the right to receive a payment of cash pursuant to the terms of the applicable award and the Incentive Plan. The Incentive Plan is intended to constitute an "unfunded" plan for incentive compensation, and no participant will have any rights that are greater than those of a general creditor of the Company with respect to any payments not yet made pursuant to an award granted under the Incentive Plan.

  Covered Awards

        A "Covered Award" is an award (a) that will be paid to a "covered employee" within the meaning of Section 162(m)(3), (b) that the Compensation Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m), and (c) that will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii). Notwithstanding any provision to the contrary, the following provisions will control with respect to any Covered Award:

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  Pre-Established Incentive Opportunity and Performance Goals.  The Performance Goals upon which a Covered Award is based or subject will be established by the Compensation Committee in writing not later than 90 days after the commencement of the performance period, provided that the outcome is substantially uncertain at the time the Compensation Committee actually establishes such factors and the objectives upon which they are based (or at such earlier time as may be required or such later time as may be permissible under Section 162(m)). The Compensation Committee will not make Covered Awards based on Performance Goals not specifically provided under the Incentive Plan if it determines that use of those Performance Goals would cause a Covered Award to not be deductible under Section 162(m).

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  Certification of Performance Goals.  Before the payment of a Covered Award, the Compensation Committee will determine and certify in writing whether and to what extent the Performance Goals referred to in the Incentive Plan have been satisfied for an applicable performance period.

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  Discretionary Reduction of Covered Award.  Notwithstanding anything in the Incentive Plan to the contrary, the Compensation Committee may, in its sole discretion, reduce a Covered Award otherwise determined pursuant to the Incentive Plan.

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  Limited Adjustments of Selected Performance Goals.  Upon the occurrence of certain specified events, the Compensation Committee may, without the consent of any affected participant, amend or modify the terms of any outstanding Covered Award that includes any Performance Goals based in whole or in part on the financial performance of the Company (or any subsidiary or division thereof) or such other entity so as to equitably reflect such events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goals) will be substantially the same (as determined by the Compensation Committee or such committee of the board of directors of the surviving corporation) following such event as prior to such event. The Compensation Committee will not take any action with respect to a Covered Award that would constitute an impermissible exercise of discretion within the meaning of Section 162(m), or would otherwise cause the Covered Award to not be deductible under Section 162(m).

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  Maximum Amount.  The maximum amount of any Covered Award to any "covered employee" with respect to a performance period, determined as of the time the Covered Award is paid, will not exceed 130% of such covered employee's base salary. Based on the current base salary of $600,000 per year for each of our Chief Executive Officer and President and our Chairman, the maximum amount of a Covered Award with respect to a performance period for each such officer is $780,000.

        To the extent any provision of the Incentive Plan or an award or any action of the Compensation Committee or the Company as it relates to an award intended to qualify as performance-based compensation under Section 162(m) results in the application of Section 162(m)(1) to such award, such provision or action will be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee.

  Termination of Employment

  •
  Termination Due to Death or Disability.  Unless the Compensation Committee determines otherwise in its sole discretion, in the event that a participant's employment terminates by reason of death or disability during a performance period, the participant (or the participant's estate) (subject to the Compensation's Committee's discretion to reduce an award) will be paid (subject to certain conditions) a percentage of the amount earned according to the terms of the award equal to the portion of the performance period through the participant's death or disability, as may be determined by the Compensation Committee.

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  Termination for Reasons Other than Death or Disability.  Unless the Compensation Committee determines otherwise in its sole discretion, in the event a participant's employment is terminated for any reason other than death or disability prior to the end of the performance period, or a participant is employment by a subsidiary of the Company and the subsidiary ceases to be a subsidiary of the Company (unless the participant continues to be employed by the Company or another subsidiary), the participant's award for such performance period will be immediately forfeited and the participant will have no right to payment thereafter; provided, that, the Compensation Committee may pay the participant after completion of the performance period, an amount not to exceed a percentage of the amount earned according to the terms of the award equal to a portion of the performance period through the participant's termination.

  Awards Not Transferable

        A participant's rights and interests in and to payment of any award under the Incentive Plan may not be assigned, transferred, encumbered or pledged other than by will or the laws of descent and distribution; and are not subject to attachment, garnishment, execution or other creditor's processes.

  Amendment and Termination of the Incentive Plan

        The Incentive Plan may be amended, modified or terminated at any time by the Compensation Committee. Such amendment, modification, or termination of the Incentive Plan will not require the consent, ratification, or approval of any party, including any participant. The Compensation Committee may amend the performance goals as well as any award (including increasing, decreasing or eliminating any or all awards) prior to the payment thereof to the extent it deems appropriate for any reason, including compliance with applicable securities laws. Notwithstanding the foregoing, to the extent the Compensation Committee has expressly designated an award as performance-based compensation under Section 162(m), the Compensation Committee will not have any authority to amend or modify the terms of such award in any manner that would impair its deductibility under Section 162(m).

Federal Income Tax Consequences

        Generally, a participant will recognize ordinary income equal to the amount of the award received under the Incentive Plan in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Incentive Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, the Company may deduct the amounts paid to participants under the Incentive Plan.

Clawback

        All awards are subject to the Company's Clawback Policy as may be in effect from time to time and, in accordance with such policy, may be subject to the requirement that the awards be repaid to the Company after they have been distributed to the participant.

New Plan Benefits

        To date, the Compensation Committee has not granted any awards of incentive compensation under the Incentive Plan. Any incentive payments in the future which may be received by eligible participants under the Incentive Plan are subject to the discretion of the Compensation Committee and depend on the attainment of performance goals, and thus we cannot currently determine the benefits or amounts that may be granted or paid to participants in the future under the Incentive Plan.

        The board of directors recommends a vote FOR the approval of the Talmer Bancorp, Inc. Annual Incentive Plan.

 OUR 2013 ANNUAL REPORT ON FORM 10-K

        Included with these proxy materials is a copy of our 2013 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Please direct your request to Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary or by calling 248-498-2852.

APPENDIX A

TALMER BANCORP, INC.
ANNUAL INCENTIVE PLAN

1.     Purpose.

        The purposes of the Talmer Bancorp, Inc. Annual Incentive Plan are to reinforce corporate, organizational and business-development goals, to promote the achievement of year-to-year financial and other business objectives and to reward the performance of selected executive officers in fulfilling their professional responsibilities. The Plan is consistent with the objectives of Talmer Bancorp, Inc.'s strategic plan adopted by the Board in 2010 and updated by the Board after acquisitions were completed over the past four years. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be administered and interpreted so as to ensure such compliance. In addition, the Plan is intended to be exempt from the requirements of Section 409A of the Code by reason of the short term deferral exception under Treas. Reg. Sec. 1.409A-1(b)(4). The Plan is not intended to be (and shall not be construed and administered as) an employee benefit plan within the meaning of ERISA.

2.     Definitions.

        The following terms, as used herein, shall have the following meanings:

          (a)   "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          (b)   "Award" means an incentive compensation award, granted pursuant to the Plan that is contingent upon the attainment of one or more Performance Goals with respect to a Performance Period and subject to the Committee's discretion pursuant to Sections 5(b) and 6(c).

          (c)   "Base Salary" means a Participant's annual base salary as in effect on the date on which the applicable Performance Goals are established with respect to a Performance Period.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the Compensation Committee of the Board, which shall be comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code to the extent the Plan is intended to satisfy the requirements of Section 162(m) of the Code.

          (g)   "Company" means Talmer Bancorp, Inc., a Michigan corporation.

          (h)   "Covered Award" means an Award (i) that will be paid to a Covered Employee, (ii) that the Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m) of the Code, and (iii) that will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii) of the Code.

          (i)    "Covered Employee" means an individual who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

          (j)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (k)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l)    "Participant" means an employee of the Company or any Subsidiary who is, pursuant to Section 4 of the Plan, selected to participate herein.

          (m)  "Performance Goals" means performance goals based on one or more of the following criteria: (i) return on assets, return on tangible assets, cash return on assets, or cash return on tangible assets; (ii) return on equity, return on tangible equity, cash return on equity, or cash return on tangible equity; (iii) levels of or changes in levels of net interest income, net interest margin, efficiency ratio, cash efficiency ratio, provision, provision rate, net charge-off, net charge-off ratio, fee income, total revenue, earnings per share, pre-tax income, or net income; (iv) levels or trends in specified financial statement line items or components thereof (may include, but is not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earning asset yields); (v) levels of or trends in non-performing assets; (vi) earnings per share (basic or diluted), or core earnings per share and growth (vii) book value per share, tangible book value per share or growth thereof; (viii) absolute or relative metrics of stock performance, dividends, and total capital returned to shareholders; (ix) achieving or maintaining specified levels of performance under GAAP and/or regulatory capital (x) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and (xii) any combination of, or a specified increase in, any of the foregoing, and any of the foregoing goals may be measured at enterprise level or at business line or geographic level. Performance Goals not specified herein may be used to the extent that an Award is not intended to comply with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, and the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, provided that the Committee's ability to make equitable adjustments to the Performance Goals applicable to any Covered Awards shall be governed by Section 6(d).

          (n)   "Performance Period" means, unless the Committee determines otherwise, means a fiscal year of the Company or, for a Participant who is first hired as, or first becomes eligible for this Plan as, a Participant after the first day of the fiscal year and who becomes a Participant during the fiscal year, such portion of the fiscal year as determined by the Committee.

          (o)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

          (p)   "Plan" means the Talmer Bancorp, Inc. Annual Incentive Plan, as amended from time to time.

          (q)   "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

3.     Administration.

        (a)    Administrator.    At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code to the extent necessary and desirable to maintain qualification of Covered Awards under the Plan under Section 162(m) of the Code and, to the extent applicable, Rule 16b-3 under the Exchange Act.

        (b)    Powers and Authorities.    The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine all of the terms and conditions (including but not limited to the Performance Goals) relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled or forfeited; (v) make adjustments in the Performance Goals; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations deemed necessary or advisable for the administration of the Plan.

        (c)    Binding Effect.    All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

4.     Eligibility.

        Awards may be granted to employees of the Company and its Subsidiaries. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.     Terms of Awards.

        (a)    Determination of Performance Goals; Notification.    With respect to each Performance Period, the Committee shall specify the Performance Goals applicable to each Award no later than 90 days following the commencement of such Performance Period. At such time the Committee shall also, if applicable, specify the threshold, target and maximum levels of performance applicable to the Performance Goals. Performance Goals need not be the same for each Participant. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant's Base Salary. Participants shall be notified of their Awards with respect to each Performance Period. Such notification shall include the Performance Goals with respect to the Award, the weight to be given to each such Performance Goal and, if applicable, the threshold, target and maximum levels of performance applicable to such Performance Goals.

        (b)    Determination of Achievement of Performance Goals.    Following the end of the Performance Period and prior to the payment of an amount under any Award, and in any event not later than 45 days following the end of such Performance Period, the Committee shall determine whether, and to what extent, the applicable Performance Goals have been satisfied. Notwithstanding the foregoing and the terms of Section 2(m), the Committee may, in its sole discretion, reduce an amount of an Award otherwise determined pursuant to the Plan.

        (c)    Time and Form of Payment.    All payments in respect of Awards granted under the Plan shall be made in cash no later than 60 days following the last day of the Performance Period to which an Award relates. Notwithstanding the foregoing, payment of Awards intended to comply with the "short-term deferral" exemption from Section 409A of the Code shall be made no later than the 15th day of the third month following the later to occur of (i) the end of the Company's fiscal year in which the relevant Performance Period ended and (ii) the end of the calendar year in which such Performance Period ended.

        (d)    Deferral of Payment.    The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Participants with the ability to defer receipt of cash under Awards. If such a deferral procedure or program is adopted, the terms of such procedure or program shall be set forth in writing prior to its adoption and shall comply with Section 409A of the Code.

6.     Special Terms for Covered Awards.

        Notwithstanding any other provision of this Plan to the contrary, the following provisions shall control with respect to any Covered Award:

        (a)    Pre-established Incentive Opportunity and Performance Goals.    The Performance Goals upon which a Covered Award is based or subject shall be established by the Committee in writing not later than 90 days after the commencement of the Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes such factors and the objectives upon which they are based (or at such earlier time as may be required or such later time as may be permissible under Section 162(m) of the Code). The Committee shall not make Covered Awards based on Performance Goals not specifically provided under this Plan if it determines that use of such Performance Goals would cause a Covered Award to not be deductible under Section 162(m) of the Code.

        (b)    Certification of Performance Goals.    Prior to the payment of a Covered Award, the Committee shall determine and certify in writing whether and to what extent the Performance Goals referred to in Section 6(a) have been satisfied for an applicable Performance Period.

        (c)    Discretionary Reduction of Covered Award.    Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, reduce a Covered Award otherwise determined pursuant to the Plan.

        (d)    Limited Adjustments of Selected Performance Goals.    In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in a Covered Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code) may , without the consent of any affected Participant, amend or modify the terms of any outstanding Covered Award that includes any Performance Goals based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goals) shall be substantially the same (as determined by the Committee or such committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that any such change to any outstanding Covered Award pursuant to this Section 6(d) must be made in such a manner that it is independently determinable by a hypothetical third party having knowledge of the relevant facts, and the Committee shall take no action pursuant to this Section 6(d) that would constitute an impermissible exercise of discretion within the meaning of Section 162(m) of the Code, or would otherwise cause the Covered Award to not be deductible under Section 162(m) of the Code.

        (e)    Maximum Amount.    The maximum amount of any Covered Award to any Covered Employee with respect to a Performance Period, determined as of the time the Covered Award is paid, shall not exceed 130% of Base Salary.

7.     Termination of Employment.

        7.1    Termination Due to Death or Disability.    Unless the Committee determines otherwise in its sole discretion, in the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death or disability during a Performance Period, the Participant (or the Participant's estate) (subject to the Committee's discretion as allowed by Sections 5(b) and 6(c) of the Plan) shall be paid (pursuant to Section 5(f) of the Plan, including satisfaction of the applicable Performance Goals, after the completion of the fiscal year) a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant's death or disability, as the case may be, as determined by the Committee.

        7.2    Termination for Reasons Other than Death or Disability.    Unless the Committee determines otherwise in its sole discretion, in the event a Participant's employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than death or disability, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), the Participant's Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may pay the Participant after completion of the Performance Period, an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant's termination. Any Award payable in accordance with Section 5(b) in respect of a completed Performance Period, but unpaid, shall be paid to such Participant in accordance with Section 5(c) or, to the extent payment of the Award has been deferred pursuant to Section 5(d), the Award shall be paid in full at the earliest such time as is provided under such deferral arrangement.

8.     General Provisions.

        (a)    Compliance with Legal Requirements.    The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award, shall be subject to all applicable Federal and state laws, rules and regulations (including 12 C.F.R. Part 359) and to required approvals by any regulatory or governmental agency.

        (b)    Nontransferability.    A Participant's rights and interests in and to payment of any Award under the Plan may not be assigned, transferred, encumbered or pledged other than by will or the laws of descent and distribution; and are not subject to attachment, garnishment, execution or other creditor's processes.

        (c)    Participant Rights.    No employee of the Company or any Subsidiary or any other person shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Nothing in the Plan or in any Award granted pursuant hereto shall constitute a contract of employment or confer upon any Participant the right to continue in the employ of the Company in any position or at any level of compensation, to be entitled to any remuneration or benefits not set forth in the Plan or under such Award, or to interfere with or limit in any way the right of the Company to terminate such Participant's employment. The granting of one Award to an eligible employee shall not entitle such individual to any additional grants of Awards thereafter.

        (d)    Withholding Taxes.    The Company or its Subsidiary shall have the right to withhold the amount of any taxes that the Company or such subsidiary may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

        (e)    Compliance with Section 162(m) of the Code.    To the extent any provision of the Plan or an Award or any action of the Committee or the Company as it relates to a Covered Award may result in the application of Section 162(m)(1) of the Code to compensation payable to a Participant, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable to the Committee.

        (f)    Section 409A.    The Plan is intended to comply with the requirements of Section 409A of the Code, or an exception or exemption therefrom, and accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered in accordance with such intention. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. All payments to be made upon a termination of employment under this Agreement shall, to the extent required to avoid an accelerated or additional tax under Section 409A of the Code, be made only upon a "separation from service" within the meaning under Section 409A of the Code. In addition, to the extent required in order to avoid an accelerated or additional tax under Section 409A of the Code, amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following Participant's separation from service shall instead be paid on the first business day after the date that is six months following Participant's separation from service (or, if earlier, Participant's death).

        (g)    Amendment and Termination of the Plan.    The Plan may at any time be amended, modified, or terminated, as the Committee in its discretion determines. Such amendment, modification, or termination of the Plan shall not require the consent, ratification, or approval of any party, including any Participant. The Committee may amend the Performance Goals as well as any Award (including increasing, decreasing or eliminating any or all Awards) prior to the payment thereof to the extent it deems appropriate for any reason, including compliance with applicable securities laws. Notwithstanding the foregoing, to the extent the Committee has expressly designated an Award as a Covered Award, the Committee shall not have any authority to amend or modify the terms of any Covered Award in any manner that would impair its deductibility under Section 162(m) of the Code.

        (h)    Unfunded Status of Awards.    A Participant's only interest under the Plan shall be the right to receive a payment of cash pursuant to the terms of an applicable Award and the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and no portion of the amount payable to a Participant under this Plan shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. With respect to any payments not yet made to a Participant pursuant to an Award, to the extent that a Participant acquires a right to receive a payment of cash under the Plan, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company, and no trust in favor of any Participant shall be implied.

        (i)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Michigan without giving effect to the conflict of laws principles thereof.

        (j)    Effective Date.    The Plan shall take effect as of the date of its approval by the shareholders of the Company.

        (k)    Clawback.    All Awards are subject to the Company's Clawback Policy as may be in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Participant. The action permitted to be taken by the Board under this Section 8(k) is in addition to, and not in lieu of, any and all other rights of the Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect fifteen (15) directors to our Board of Directors to serve until the 2015 Annual Meeting. O Max Berlin O Donald Coleman O Gary Collins O Jennifer Granholm O Paul Hodges, III O Ronald Klein O David Leitch O Barbara Mahone O Robert Naftaly O Albert Papa O David Provost O Wilbur Ross, Jr. O Thomas Schellenberg 2. To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014. 3. To approve the Talmer Bancorp, Inc. Annual Incentive Plan. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is April 21, 2014. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Note: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This Proxy will be voted as directed or, if no direction is indicated, will be voted "FOR" Proposals 1, 2 and 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF SHAREHOLDERS OF TALMER BANCORP, INC. June 9, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 21530300000000000000 9 060914 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/16471 O Gary Torgow O Arthur Weiss

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 TALMER BANCORP, INC. 2301 West Big Beaver Road Troy, Michigan 48084 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) who sign this proxy card on the reverse side appoint David Provost and Gary Torgow and each of them, proxies, with full power of substitution, for and in their name(s), to vote all shares of Class A common stock of Talmer Bancorp, Inc. that such person(s) hold of record at the Annual Meeting of Shareholders to be held on June 9, 2014, at 5:00 p.m., E.D.T., at Somerset Inn, located at 2601 West Big Beaver Road, Troy, Michigan 48084 and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Annual Meeting and Proxy Statement and direct the proxies to vote as follows on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement. (Continued and to be signed on the reverse side.)